                                                                     EXHIBIT 7.6


                               Amendment Number 1
                                       to
                          Shareholder Rights Agreement
                                 by and between
                            Ericsson Inc. and OZ.COM



         This Amendment Number 1 to Shareholder Rights Agreement (this "Amendment") is made by and between Ericsson Inc. ("Ericsson") and OZ.COM ("OZ") as of October __, 2000, in reference to that certain Sharheolder Rights Agreement (the "Agreement") made and entered to by Ericsson and OZ.COM as of February 4, 1999. Unless the context otherwise requires, capitalized terms shall have the meanings ascribed to them in the Agreement.

1        AMENDMENT

         Section 3 is hereby deleted in its entirety.

2        NO FURTHER AMENDMENTS

         All other terms of the Agreement remain unchanged.

         The Parties have caused this Amendment to be executed in two (2) original counterparts as of the date first written above.

         ERICSSON INC.                          OZ.COM


         /s/ LARY LYLE                          /s/ SKULI MOGENSEN
         -------------------------------        --------------------------------
                                                Skuli Mogensen
                                                Chief Executive Officer

         November 3, 2000
         Richardson, Texas
         -------------------------------        --------------------------------
         Date and place                         Date and place